Exhibit 99.1

NEWS RELEASE

Lumen Reshaping Executive Leadership Team to Drive Simplification, Customer Obsession

Changes position the company for growth and success

DENVER, February 2, 2023 — To serve customers better and best position the company for growth, Lumen Technologies (NYSE: LUMN) is making changes to its executive leadership team over the coming weeks. Sham Chotai has been named Executive Vice President, Product and Technology, and Jay Barrows, Executive Vice President, Enterprise Sales and Public Sector. Additionally, Ashley Haynes-Gaspar will add the company’s marketing organization to her responsibilities and assume the title of Executive Vice President, Customer Experience Officer, Wholesale, and International.

“Lumen is focused on becoming customer obsessed, rapidly innovating valuable solutions, and aligning our business model to deliver amazing customer experiences,” said Kate Johnson, President and CEO of Lumen. “Sham and Jay will each play a critical role in modernizing our business and improving our execution capability to support these goals. Both are agile leaders who have driven successful strategic corporate transformations with impressive results.”

In the role of EVP, Product and Technology, Sham will evolve IT architectures and solutions offerings to better meet Lumen customer needs. He has extensive experience propelling enterprise-wide digital transformations, building innovative, market-leading solutions, and driving significant productivity improvements. Sham has held various C-Suite positions at General Electric (GE), Barrick Gold, and Hewlett-Packard.

“Lumen has a tremendous arsenal of assets to help customers realize their digital transformation goals,” said Sham Chotai. “I’m ready to work alongside my new team to radically simplify our products, business processes, and IT to drive great customer experiences.”

As EVP, Enterprise Sales and Public Sector, Jay will be responsible for helping Lumen national enterprise customers, as well as federal, state, and local government agencies, build for their digital future with Lumen solutions. Jay brings extensive sales leadership experience in the technology industry, having led multi-million-dollar global sales organizations at GE, Red Hat, and EDB (EnterpriseDB).

“I am all about creating organizations grounded in teamwork, trust, and transparency, with an eye toward driving sales growth and delivering the best possible customer outcomes,” said Jay Barrows. “I’ll be working with the team on changes that will make it easier for our customers to do business with us and easier for us to do the work it takes to get there.”

Lumen is also consolidating its marketing organizations and aligning them to better support the customer experience under the leadership of Ashley Haynes-Gaspar. Ashley has extensive marketing experience, having served as Chief Marketing Officer for two global divisions at GE, where she was twice named their Marketer of the Year.

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About Lumen Technologies

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government, and communities deliver amazing experiences.

Learn more about the Lumen network, edge cloud, security, communication, and collaboration solutions and our purpose to further human progress through technology at news.lumen.com/home, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks in the United States.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this news release, including statements regarding the proposed changes to our leadership and management team and operating plans and other statements identified with words such as “will,” “expects,” “plans” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, many of which are beyond our control, including the completion of documentation of the above described arrangements. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, we undertake no obligation and expressly disclaim any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Courtney Morton

Lumen Public Relations

P: 801-238-0228

courtney.morton@lumen.com